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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                RFS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                U.S.A.                               APPLICATION PENDING
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                                  310 BROADWAY
                           REVERE, MASSACHUSETTS 02151
                                 (781) 284-7777
          (Address of principal executive offices, including zip code)

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     If this Form relates to the registration of a class of securities  pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-63083 (if applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
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       NONE                                               NOT APPLICABLE

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, $.01 PAR VALUE PER SHARE
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     For a description of the shares of common stock, $.01 par value per share, of RFS Bancorp, Inc. (the "Registrant") being registered hereunder, as required by Item 202 of Regulation S-B, and in accordance with the Instruction to Item 1 of Form 8-A, see the following captions in the Prospectus of the Registrant filed with the Securities and Exchange Commission on September 9, 1998 as part of the Registrant's Registration Statement on Form SB-2, No. 333-63083, as amended, which captions are incorporated herein by reference: MUTUAL COMPANY CONTROL OF STOCK COMPANY AND OTHER ANTI-TAKEOVER PROVISIONS; DIVIDEND POLICY;
THE REORGANIZATION; DESCRIPTION CAPITAL STOCK; CERTAIN RESTRICTIONS ON ACQUISITION OF THE BANK.

ITEM 2.  EXHIBITS.

     List below all exhibits filed as part of the registration statement:

2.1* Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan of Revere Federal Savings

3.1*  Federal Stock Charter of RFS Bancorp, Inc.

3.2*  Bylaws of RFS Bancorp, Inc.

4.1*  Draft Stock Certificate of RFS Bancorp, Inc.

* Incorporated by reference to the Registration Statement No. 333-63083 on Form SB- 2 of RFS Bancorp, Inc. filed with the Securities and Exchange Commission on September 9, 1998, as amended.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        RFS BANCORP, INC.

                                        By: /s/ James J. McCarthy
                                           -------------------------------------
                                           James J. McCarthy
                                           President and Chief Executive Officer

Dated: November 5, 1998